Exhibit 23.2
                                                             ------------



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Directors
Heidrick & Struggles International, Inc.:


We consent to the use of our reports dated March 15, 2007, with respect to the consolidated balance sheets of Heidrick & Struggles International, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and compre-hensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference.

Our report on the financial statements refers to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB No. 87, 88, 106 , and 132(R), and SFAS No. 123 (R), Share-Based Payment.



                                    /s/ KPMG LLP


Chicago, Illinois
November 16, 2007